                                                          Ex. 4.b

                                        Executed in 6 Parts
                                          Counterpart No. (   )


                     NATIONAL EQUITY TRUST

                  LOW FIVE PORTFOLIO SERIES 8

                   REFERENCE TRUST AGREEMENT


          This Reference Trust Agreement dated October 15, 1996 among Prudential Securities Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust Low Five Portfolio Series, Trust Indenture and Agreement" (the "Basic Agreement") dated April 25, 1995. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").


                       WITNESSETH THAT:


          In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                            Part I.

            STANDARD TERMS AND CONDITIONS OF TRUST


          Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

    A. Article I, entitled "Definitions", paragraph 22, shall be amended as follows:

               "Trustee shall mean The Chase Manhattan Bank
                or any successor trustee appointed as
                hereinafter provided."
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    B.    Article II, entitled "Deposit of Securities;
          Acceptance of Trust", shall be amended as follows:

                 The second sentence of Section 2.03 Issue of Units shall be amended by deleting the words "on any day on which the Depositor is the only Unit
                 Holder."

    C. Article III, entitled "Administration of Trust", shall be amended as follows:

            (i)  The first part of the first sentence of
                  Section 3.01 Initial Costs shall be
                  amended to substitute the following
                  language before the phrase "provided,
                  however":

                 "With respect to the Trust, the cost of
                  the preparation and printing of the
                  Indenture, Registration Statement and
                  other documents relating to the Trust,
                  Federal and State registration fees and
                  costs, the initial fees and expenses of
                  the Trustee, legal and auditing expenses and other out-of-pocket organizational expenses, to the extent not borne by the Depositor, shall be paid by the Trust;"

                 Section 3.01 shall be further amended to
                  add the following language:

                 "To the extent the funds in the Income
                  and Principal Accounts of the Trust
                  shall be insufficient to pay the
                  expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Income Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account or, to the extent funds are not available in such Account, from the Principal Account in the amount deemed to have accrued as of such Record

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                  Date as provided in the following

                  sentence (less prior payments on account of such advances, if any), and the provisions of Section 6.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the payment of expenses and the amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause
                  (a)(3) of Section 5.01, the expenses
                  borne by the Trust pursuant to this
                  Section shall be deemed to have been
                  paid on the date of the Reference Trust
                  Agreement and to accrue at a daily rate
                  over the time period specified for their amortization provided in the Prospectus;
                  provided, however, that nothing herein
                  shall be deemed to prevent, and the
                  Trustee shall be entitled to, full
                  reimbursement for any advances made
                  pursuant to this Section no later than
                  the termination of the Trust.
                 For purposes of calculating the accrual
                  of organizational expenses under this
                  Section 3.01, the Trustee shall rely on
                  the written estimates of such expenses
                  provided by the Depositor pursuant to
                  Section 5.01."

           (ii)  The third paragraph of Section 3.05
                  Distribution shall be amended to add the following sentence at the end thereof:

                 "The Trustee shall make a special
                  distribution of the cash balance in the
                  Income and Principal accounts available
                  for such distribution to Unit Holders of record on such dates as the Depositor shall direct."

          (iii)  The second to the last paragraph of
                  Section 3.08 Sale of Securities shall be

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                  amended to replace the word "equal" with
                  the following phrase: "be sufficient to
                  pay."


      D.    Article V, entitled "Trust Evaluation, Redemption,
            Transfer of Units," Section 5.01 Trust Evaluation shall be amended as follows:

            (i)  the second sentence of the first
                  paragraph of Section 5.01 shall be
                  amended by deleting the word "and"
                  appearing at the end of subsection
                  (a)(2) of such sentence and inserting
                  the following after "(a)(3)":  "amounts
                  representing organizational expenses
                  paid from the Trust less amounts
                  representing accrued organizational
                  expenses of the Trust, and (a)(4)."

           (ii)  The following shall be added at the end
                  of the first paragraph of Section 5.01:

                        Until the Depositor has informed
                  the Trustee that there will be no
                  further deposits of Additional
                  Securities pursuant to section 3.06, the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.01 and
                  (ii) the total number of Units to be
                  issued in connection with the initial
                  deposit and all anticipated deposits of
                  Additional Securities.  For purposes of
                  calculating the value of the Trust and
                  Unit Value, the Trustee shall treat all
                  such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Reference Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee

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                  is informed by the Depositor of a
                  revision in its estimate of total
                  expenses or total Units and upon the
                  conclusion of the deposit of Additional
                  Securities, the Trustee shall base

                  calculations made thereafter on such
                  revised estimates or actual expenses,
                  respectively, but such adjustment shall
                  not affect calculations made prior
                  thereto and no adjustment shall be made
                  in respect thereof.

          (iii)  The second paragraph of Section 5.01
                  shall be amended by replacing "(a)(3)"
                  with "(a)(4)" in the first line.

      E. Reference to United States Trust Company of New York in its capacity as Trustee is replaced by the Chase
            Manhattan Bank throughout the Basic Agreement.

                                       Part II.

                         SPECIAL TERMS AND CONDITIONS OF TRUST


                  The following special terms and conditions are
            hereby agreed to:

                  A.    The Trust is denominated National Equity
            Trust, Low Five Portfolio Series 8.

                  B. The Units of the Trust shall be subject to a deferred sales charge.

                  C. The contracts for the purchase of common stock listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

                  D. The term "Depositor" shall mean Prudential Securities Incorporated.

                  E. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 250,000 as of the date hereof.

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                  F.    A Unit of the Trust is hereby declared
            initially equal to 1/250,000th of the Trust.

                  G.    The term "First Settlement Date" shall mean
            October 21, 1996.

                  H.    The terms "Computation Day" and "Record
            Date" shall mean January 10, 1997, April 10, 1997, July 10, 1997 and October 10, 1997.

                  I.    The term "Distribution Date" shall mean
            January 25, 1997, April 25, 1997, July 25, 1997
            and October 25, 1997.

                  J.    The term "Termination Date" shall mean
            November 17, 1997.

                  K.    The Trustee's Annual Fee shall be $.79
            (per 1,000 Units) for 100,000,000 and above units outstanding; $0.85 (per 1,000 Units) for 50,000,000 -
            99,999,999 units outstanding; $0.91 (per 1,000 Units) for 49,999,999 and below units outstanding. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

                  L.    The Depositor's Portfolio supervisory
            service fee shall be $0.25 per 1,000 Units.

                  [Signatures and acknowledgments on separate pages]

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            The Schedule of Portfolio Securities in Part A of the
            prospectus included in this Registration Statement for National Equity Trust, Low Five Portfolio
            Series 8 is hereby incorporated by reference herein as Schedule A hereto.